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                                                                    Exhibit 10.8


                                                                    CONFIDENTIAL

                        CONTENT LICENSE AREA AGREEMENT

This agreement ("Agreement") is entered into as of the 15th day of April, 1998 ("Effective Date"), by and between Excite, Inc., a California corporation, located at 555 Broadway, Redwood City, California 94063 ("Excite"), and Internet Fashion Mall, a Limited Liability corporation, located at 575 Madison Avenue, New York, NY 10022 ("Content Provider").

                                    RECITALS

A. Excite maintains a site on the Internet at http://www.excite.com and owns and/or manages related Web sites worldwide (collectively, the "Excite Network") which, among other things, allow its users to search for and access content and other sites on the Internet.

B. Excite also maintains and/or manages certain Web pages which may be delivered to users worldwide via email, desktop "channels" or Internet "push" technologies (collectively, "Broadcast Pages") which may incorporate content supplied to Excite by third parties for the purpose of providing value to Excite users and providing access to the content, products and/or services of such third parties.

C. Content Provider owns or has the right to distribute certain shopping information and maintains a related site on the Internet at http://www.fashionmall.com (the "Content Provider Site").

D. Excite and Content Provider wish to distribute certain portions of Content Provider's content through the Excite Network and/or Broadcast Pages.

Therefore, the parties agree as follows:

1. CONTENT PROVIDED TO EXCITE

      a) Content Provider will provide to Excite the content described in Exhibit A (the "Content").

      b) Content Provider will create co-branded web pages incorporating the Content (the "Content Pages"). The Content, which will be at least five (5) pages deep, will be placed on the front page of the Clothes Department in the Excite Shopping Channel.

      c) Excite reserves the right to feature Excite commerce partners in up to fifty percent (50%) of the Content. Content Provider will work with Excite to incorporate the Excite commerce partners into the Content.


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                                                                    CONFIDENTIAL

      d) Content Pages on the Excite Network will include prominent Content Provider branding. The exact type and placement of the branding will be mutually determined by Content Provider and Excite. Excite will have final approval over the "look and feel" of the Content Pages including, but not limited to, the display, appearance and placement of the parties' respective names and/or brands and of advertising displayed.

      e) Content Provider will update the Content at least monthly, excluding "Hot Deals" which Content Provider will update at least weekly.

      f) The Content may be incorporated into certain pages in the Excite Network and reasonable excerpts or portions of the Content may be incorporated into Broadcast Pages, at Excite's discretion.

      g) Content Provider and Excite will determine mutually agreeable methods for the transmission and incorporation of updates to the Content. Other than updates to the Content, Content Provider shall not alter the Content without Excite's prior consent.

      h) Excite will have sole control over of the "look and feel" of the Excite Network. Excite will have sole control over of the content composition, "look and feel" and distribution of the Broadcast Pages. Excite will have sole responsibility for providing, hosting and maintaining, at its expense the Excite Network and for providing and delivering the Broadcast Pages.

      i) Content Provider will have sole responsibility for providing, at its expense, the Content to Excite.

2. ADVERTISING

      a) Excite will be solely responsible for selling any advertising on the Excite Network.

      b) Excite will pay Content Provider on a quarterly basis thirty percent (30%) of the "Net Advertising Revenue" that accrues to Excite during, the term of this Agreement from advertising that appears on any and all Content Pages. "Net Advertising Revenue" means all advertising banner revenue that accrues to Excite during the applicable payment period, minus the lesser of (i) Excite's actual sales agency discounts and commissions, both internal and external, paid by Excite during the term of this Agreement for the advertising displayed on the Content Pages or (ii) twenty percent (20%) of Excite's actual rates charged for the advertising displayed on the Content Pages.


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                                                                    CONFIDENTIAL

      c)    Payments by Excite to Content Provider will be due within thirty
            (30) days of the end of each calendar quarter.

      d) With each payment, Excite will provide to Content Provider documentation reasonably detailing the calculation of the payment.

      e) Excite will maintain accurate records with respect to the calculation of all payments due under this Agreement. Content Provider may, upon no less than thirty (30) days prior written notice to Excite, cause an independent Certified Public Accountant to inspect the records of Excite reasonably related to the calculation of such payments during Excite's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Content Provider unless the payments made to Content Provider are determined to have been less than ninety-five percent (95%) of the payment owed to Content Provider, in which case Excite will be responsible for the payment of the reasonable fees, for such inspection.

      f) Content Provider shall pay Excite on a quarterly basis twenty five percent (25%) of the commission earned by Content Provider on the "Net Sales" of products purchased by users sent to the Content Provider Site by means of the Content Pages during the term of this Agreement. "Net Sales" means sales revenues less tax, freight, returns and chargebacks. As used herein "commission" shall reflect the difference, as a percentage, between what merchandise is sold for and what Content Provider pays to its suppliers for the merchandise, for merchandise sold at the Content Provider Site and resulting from traffic created by the Content Pages.

      g)    Payments by Content Provider to Excite will be due within thirty
            (30) days of the end of each calendar quarter.

      h) With each payment, Content Provider will provide to Excite documentation reasonably detailing the calculation of the payment.

      i) Content Provider will maintain accurate records with respect to the calculation of all payments due under this Agreement Excite may, upon no less than thirty (30) days prior written notice to Content Provider, cause an independent Certified Public Accountant to inspect the records of Content Provider reasonably related to the calculation of such payments during Content Provider's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Excite unless the payments made to Excite are determined to have been less than ninety-five percent (95%) of the payment owed to Excite, in which case Content Provider will be responsible for the payment of the reasonable fees for such inspection.


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                                                                    CONFIDENTIAL

      j) Neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other. Notwithstanding the foregoing, Content Provider hereby grants to Excite the right to issue an initial press release, the timing and wording of which will be subject to Content Providers reasonable approval, regarding the relationship between Excite and Content Provider.

3. EXCLUSIVITY

            Content Provider will not provide the content described as "Contextual Content" in Exhibit A to Yahoo, Lycos or InfoSeek.

4. CONTENT OWNERSHIP AND LICENSE

      a) Content Provider will retain all right, title and interest in and to the Content worldwide (including, but not limited to, ownership of all copyrights and other intellectual property rights therein). Subject to the terms and conditions of this Agreement, Content Provider hereby grants to Excite a royalty-free, non-exclusive, worldwide license to use, reproduce, distribute, transmit and publicly display the Content in accordance with this Agreement and to sub-license the Content to Excite's wholly-owned subsidiaries or to joint ventures in which Excite participates for the sole purpose of using, reproducing, distributing, transmitting and publicly displaying the Content in accordance with this Agreement

      b) Excite will retain all right, title, and interest in and to the Excite Network and the Broadcast Pages worldwide (including, but not limited to, ownership of all copyrights, look and feel and other intellectual property rights therein).

5. TRADEMARK OWNERSHIP AND LICENSE

      a) Content Provider will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Excite hereunder.

      b) Excite will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Content Provider hereunder.

      c) Each party hereby grunts to the other a non-exclusive, limited license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as established from time to time.


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                                                                    CONFIDENTIAL

      d) Upon the expiration or termination of this Agreement, each party will cease using the trademarks, service marks and/or trade names of the other except:

            i)    As the parties may agree in writing; or

            ii)   To the extent permitted by applicable law.

6. TERM

            The term of the Agreement will be one (1) year. This Agreement will automatically renew for additional terms of six (6) months each, unless either party notifies the other in writing at least thirty
            (30) days prior to automatic renewal that it does not wish to renew this Agreement.

7. TERMINATION

      a) Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following the notice to the breaching party of the breach, with the following exceptions:

            (i) In the event of three or more errors, failures or outages of the Content in any thirty (30) day period, Excite may elect to immediately terminate this Agreement upon written notice to Content Provider and enter into an other arrangements for the acquisition of similar content; or

            (ii) Content Provider will ensure that the Content will at all times be at least comparable to any other source of similar topical content available on the Internet in terms of the following factors, taken as a whole: (i) breadth and depth of coverage, (ii) timeliness of content updates and (iii) reputation and ranking based on a cross-section of third party reviewers in terms of features, functionality, quality and other qualitative factors. In the event that Content Provider fails to meet these quality criteria, Excite may terminate this agreement on thirty (30) days written notice and enter into an other arrangements for the acquisition of similar content.

      b) All payments that have accrued prior to the termination or expiration of this Agreement will be payable in full within thirty
            (30) days thereof.

      c) The provisions of this Section, Section 8 (Confidentiality), Section 9 (Warranty and Indemnity), Section 10 (Limitation of Liability) and
            Section 11 (Dispute Resolution) will survive any termination or expiration of this Agreement.


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                                                                    CONFIDENTIAL

8. CONFIDENTIALITY

      a) For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential" or "proprietary"; or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

      b) Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iii) the receiving party knew prior to receiving such information from the disclosing party or develops independently.

      c) Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

      d) Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

      e) The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the written consent of the other party.

9. WARRANTY AND INDEMNITY

      a) Content Provider warrants that it owns, or has obtained the right to distribute and make available as specified in this Agreement, any and all content provided to Excite or made available to third parties in connection with this Agreement.

      b) Content Provider warrants that the Content will comply with the description and technical specifications as contemplated by this Agreement, Content Provider warrants that the Content will comply with


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                                                                    CONFIDENTIAL

            the description and technical specifications as contemplated by this Agreement.

      c) Content Provider will indemnify, defend and hold harmless Excite, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

            i) The breach of any warranty, representation or covenant in this Agreement;

            ii) Any claim that the Content infringes or violates any third party's copyright, patent, trade secret, trademark, right of publicity or right of privacy or contains any defamatory content; or

            (iii) The purchase of any product from the Content Provider Site.

      d) Excite will promptly notify Content Provider of any and all such claims end will reasonably cooperate with Content Provider with the defense and/or settlement thereof; provided that if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Excite in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Excite's written consent (not to be unreasonably withheld or delayed) and Excite may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

      e) EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

10. LIMITATION OF LIABILITY

            EXCEPT UNDER SECTION 9 (c), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EXCITE FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE AMOUNTS ACTUALLY PAID BY CONTENT PROVIDER TO EXCITE HEREUNDER.


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                                                                    CONFIDENTIAL

11. DISPUTE RESOLUTION

      a) The parties agree that any breach of either of the parties' obligations regarding trademarks, service marks or trade names and/or confidentiality would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party's obligations regarding trademark, service marks or trade names or confidentiality, the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction. For the purposes of this section only, the parties consent to venue in either the state courts of the county in which Excite has its principal place of business or the United States District Court for the Northern District of California.

      b) In the event of disputes between the parties arising from or concerning in any manner the subject mailer of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the parties will refer the dispute(s) to a mutually acceptable mediator for hearing in the county in which Excite has its principal place of business.

      c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, cannot be resolved through good faith negotiation and mediation, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes. The arbitration will be held in the county in which Excite has its principal place of business.

12. GENERAL

      a) Assignment. Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld), except that no such consent will be required in connection with a merger, reorganization or sale of all, or substantially all, of such party's assets. Any attempt to assign this Agreement other than as permitted above will be null and void.

      b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, notwithstanding the actual state or country of residence or incorporation of Content Provider.


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                                                                    CONFIDENTIAL

      c) Notice. Any notice under this Agreement will be in writing and delivered by personal delivery, express courier, confirmed facsimile, confirmed email or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier, upon confirmation of receipt of facsimile or email or five (5) days after deposit in the mail. Notices will be sent to a party at its address set forth below or such other address as that party may specify in writing pursuant to this Section.

      d) No Agency. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

      e) Force Majeure. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions.

      f) In the event that any of the provisions of this Agreement are held by to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

      g) Entire Agreement. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.


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                                                                    CONFIDENTIAL

Internet Fashion Mall                   Excite, Inc.


By: /s/ Ben Narasin                     By: /s/ Robert C. Hord
   --------------------------------        -------------------------------------

Name: Ben Narasin                       Name: Robert C. Hord
     ------------------------------          -----------------------------------

Title: President                        Title: EVP-CFO
      -----------------------------           ----------------------------------

Date:  March 24, 1998                   Date: 3/24/98
     -----------------------------           -----------------------------------

575 Madison Ave                         555 Broadway
New York, NY 10022                      Redwood City, California 94063
(212) 891-4054 (voice)                  415.568.6000 (voice)
(212) 891-4033 (fax)                    415.568.6030 (fax)


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                                                                    CONFIDENTIAL

                                    EXHIBIT A

                    DESCRIPTION AND TECHNICAL SPECIFICATIONS

                                 FOR THE CONTENT

Content Provider will create the following content on the Content Pages:

o Contextual Content/short content pieces where possible online purchasing opportunities are integrated into the article

o     Hot Deals/deals being offered by clothing sites all over the web

o     Designer Profiles

o     Runway Coverage

o     Contests

o     Fashion Magazines

o     Any other content mutually agreed upon by parties

                                        /s/ [ILLEGIBLE]


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                          [LETTERHEAD OF FASHION MALL]

                                      Memo
                              Phone (212) 891-6064
                               Fax (212) 891-6033

To:            Stella Kleinman
Cc:            Excite, Inc.
Address:       555 Broadway
               Redwood City, CA 94063

From:          Ben Narasin

                                    Comments

This memo shall serve as an addendum to the Excite, Inc. Content License Area Agreement with Internet Fashion Mall, LLC.

The new "Effective Date" of the contract shall now be the date of the launch Fashionmall.com content on the new ExcIte Shopping Channel currently scheduled for June 4, 1998, and the term of the contract will commence on that date.

Agreed:

Excite, Inc.

By: /s/ [ILLEGIBLE]
   --------------------------------

Title: EVP
      -----------------------------

Date: 6/2/98
     ------------------------------


Internet Fashion Mall, LLC

By: /s/ Ben Narasin
   --------------------------------

Title: President
      -----------------------------

Date: June 1, 1998
     ------------------------------